                                                            EXHIBIT 99.1

                                                            For Information
                                                            ---------------
                                                            Mark A. Hellerstein
                                                            Robert T. Hanley
                                                            303-861-8140

                ST. MARY TO PROCEED WITH COALBED METHANE PROJECT

DENVER - December 1, 2003 -- St. Mary Land & Exploration Company (NYSE: SM)
today announced that it will proceed with the development of coalbed methane reserves in the Hanging Woman Basin, located in the northern part of the Powder
River Basin along the Montana-Wyoming border. The Company has 126,000 net lease acres in the Basin and plans to concentrate its initial development on its
57,000 net acres in Wyoming.

In 2001, St. Mary initiated two pilot projects to evaluate five coal seams on its Wyoming properties. The Company has estimated net probable reserves of
150BCF from the five-targeted coals. Development is expected to begin in 2004 with first sales anticipated in 2005.

"We believe the Hanging Woman Project will add a long-life legacy asset to the
Company's portfolio. Our pilot projects and economic evaluation were focused on selected coal seams in Wyoming, and we believe that the project has the potential to add significantly more than the currently identified reserves. The economics appear strong in our current price environment. Our wholly-owned subsidiary, Nance Petroleum Corporation, will operate the program out of our
Billings, Montana office," commented Mark Hellerstein, Chairman, President and
CEO.

This release contains forward-looking statements within the meaning of securities laws, including plans for future periods. The words "will,"
"believe," "expects" and "plans" and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the volatility and level of oil and natural gas prices, production rates and reserve replacement, the resolution of certain environmental issues raised by environmental public interest groups in connection with coalbed methane development, the resolution of certain pending energy development legislative matters, uncertainties in cash flow, the availability of attractive exploration and development and property acquisition opportunities and any necessary financing, competition, litigation, and other such matters discussed in the "Risk Factors" section of St. Mary's 2002 Annual Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.